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                                                                     Exhibit 1.2

                                                                 [        ] 2000



                                   AVNET, INC.
                                  COMMON STOCK

                   STANDARD UNDERWRITING AGREEMENT PROVISIONS

         1. Introductory. Avnet, Inc., a New York corporation (the "Company"), proposes to issue and sell from time to time shares (the "Shares") of its common stock, par value $1.00 per share (the "Common Stock"), contracts to purchase shares of Common Stock ("Stock Purchase Contracts"), contracts to purchase Common Stock sold as units with other securities of Avnet or other issuers ("Stock Purchase Units") and warrants to purchase Common Stock ("Warrants"). Shares, Stock Purchase Contracts and Warrants are hereinafter collectively referred to as "Securities."

         The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Pricing Agreement referred to in Section 2 are hereinafter referred to as the "Representatives"; provided, however, that if the Pricing Agreement does not specify any representative of the Underwriters, the term "Representatives," as used herein (other than in the second sentence of Section 2), shall mean the Underwriters.

         2. Purchase and Offering of Securities. The obligation of the Underwriters to purchase any Securities will be evidenced by an exchange of written communications ("Pricing Agreement") at the time the Company determines to sell Securities. The Pricing Agreement will incorporate by reference these Standard Underwriting Agreement Provisions (these "Provisions"), except as otherwise provided therein, and will specify (1) the firm or firms which will be Underwriters, (2) the names of any Representatives, (3) the number of Securities to be purchased by each Underwriter and the purchase price to be paid by the Underwriters (which, in the case of Securities that are Shares, shall not be less than the aggregate par value of such Shares), (4) the time and date on which delivery of the Securities will be made to the Representatives for the accounts of the several Underwriters (such time and date, or such other time and date not later than seven full business days thereafter as the Representatives and the Company agree to as to time and date for payment and delivery, being herein and in the Pricing Agreement referred to as the "Closing Date"), and (5) the place of delivery and payment.

         The obligations of the Underwriters to purchase the Securities will be several and not joint. The Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Representatives may request.


         The Underwriters, through the Representatives, will pay to the Company the purchase price for the Securities, less the commission of the Underwriters, on the Closing Date, by wire transfer of


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same-day funds to an account to be specified by the Company not less than two full business days in advance of the Closing Date.

         Certificates for Shares shall be registered in such names and in such denominations as the Representatives may request not less than two full business days in advance of the Closing Date.

         3. Representations and Warranties of the Company: The Company represents and warrants to each of the Underwriters as of the date of execution of any Pricing Agreement (the "Representation Date") and as of any Closing Date that:

                 (a)       the Company is permitted to use Form S-3 under the

         Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (Registration No. 333-_____), which has become effective, for the registration under the Act of various securities of the Company, including the Securities. Such registration statement, as amended at the Representation Date, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. Such registration statement, including the exhibits thereto, as amended at the Representation Date, is hereinafter called the "Registration Statement," and the prospectus included in the Registration Statement, as supplemented to reflect the plan of distribution of any Securities, in the form furnished to the Underwriters for use in connection with the offering of the Securities, is hereinafter called the "Prospectus." Any reference herein to the Registration Statement or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the Representation Date or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to include the filing of any document under the Exchange Act after the Representation Date or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference;

                 (b) (i) the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder, and (ii) neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through the Representatives to the Company expressly for use in the Registration Statement or the Prospectus;

                 (c) the Company and each of its Material Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority to own their


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         respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus; the Company has full power and authority to execute and deliver the Pricing Agreement (including these Provisions) and the Indenture and to issue and sell the Shares as herein contemplated ("Subsidiary" meaning any subsidiary of the Company, "Material Subsidiary" meaning a Subsidiary which would be a "significant subsidiary" as that term is defined in
         Item 1-02(w) of Regulation S-X promulgated under the Act, if "5 percent" were substituted in each place in which "10 percent" appears in such definition, and "Non-Material Subsidiary" meaning a Subsidiary which is not a Material Subsidiary);

                 (d) the Company and each of its Subsidiaries are duly qualified or licensed by, and are in good standing in, each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a material adverse effect on the operations, business, prospects or financial condition of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"), and with respect to the Company, the jurisdictions listed on Schedule A hereto constitute a complete list of such jurisdictions; and the Company and each of its Subsidiaries are in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to so comply with such laws, orders, rules, regulations and directives, whether individually or in the aggregate, could not be expected to have a Material Adverse Effect;

         (e) neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under),
         (i) its respective charter or by-laws or (ii) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, except for, in the case of clause (i) above, breaches and defaults of Non-Material Subsidiaries which, individually or in the aggregate, could not be expected to have a Material Adverse Effect, and except for, in the case of clause (ii) above, breaches and defaults which, individually or in the aggregate, could not be expected to have a Material Adverse Effect, and the execution, delivery and performance of the Pricing Agreement (including these Provisions), and the issuance of the Securities and consummation of the transactions contemplated hereby, will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), any provision of (x) the charter or by-laws of the Company or any of its Subsidiaries or (y) any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or
         (z) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order specifically binding on the Company or any of its Subsidiaries, except for, in the case of clause (x) above, conflicts, breaches and defaults of Non-Material Subsidiaries which, individually or in the aggregate, could not be expected to have a Material Adverse Effect, and except for, in the case of clauses (y) and
         (z) above, conflicts, breaches and defaults which, individually or in the aggregate, could not be expected to have a Material Adverse Effect;

         (f) the Securities have been duly authorized and, when issued as contemplated herein, will be validly issued and, if such Securities are Shares, fully paid and nonassessable; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable; and no holder of any Shares or any shares of outstanding capital stock of the Company is or will be subject to personal liability by


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         reason of being such a holder; and none of the Shares or any of the outstanding capital shares of the Company was issued in violation of the preemptive rights of any shareholder of the Company.

                 (g) Each Stock Purchase Contract has been, or as of the date of the applicable Pricing Agreement will have been, duly authorized and executed and when delivered against payment therefor in accordance with the terms thereof and of such Pricing Agreement, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors rights generally or by general equitable principles.

                 (h) the Shares at the Closing Date will be authorized for listing on the New York Stock Exchange and the Pacific Exchange.

                 (i) the Pricing Agreement has been duly authorized, executed and delivered by the Company;

                 (j) the Securities conform in all material respects to the description thereof contained in the Registration Statement and Prospectus;

                 (k) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Securities as contemplated hereby other than registration of the Securities under the Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters;

                 (l) the accountants whose reports on the consolidated financial statements of the Company and its Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus are independent public accountants as required by the Act and the applicable published rules and regulations thereunder;

                 (m) each of the Company and its Subsidiaries (i) has all necessary licenses, authorizations, consents and approvals, (ii) has made all filings required under any federal, state, local or foreign law, regulation or rule, and (iii) has obtained all necessary authorizations, consents and approvals from other persons, except where the failure to have, make or obtain such licenses, authorizations, consents, approvals and filings, individually or in the aggregate, could not be expected to have a Material Adverse Effect; neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries the effect of which violation or default, singly or in the aggregate, would have a Material Adverse Effect;

                 (n) all legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

                 (o) there are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission,


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         board, body, authority or agency which, singly or in the aggregate, have a reasonable likelihood of resulting in judgments, decrees or orders having a Material Adverse Effect;

                 (p) the audited financial statements included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved;

                 (q) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any material and unfavorable change, financial or otherwise, in the business, properties, prospects, regulatory environment, results of operations or condition (financial or otherwise), present or prospective, of the Company and its Subsidiaries taken as a whole, (B) any transaction, which is material and unfavorable to the Company and its Subsidiaries taken as a whole, contemplated or entered into by the Company or any of its Subsidiaries or (C) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any of its Subsidiaries which is material and unfavorable to the Company and its Subsidiaries taken as a whole;

                 (r) no Subsidiary is a "significant subsidiary" as that term is defined in Item 1-02(w) of Regulation S-X promulgated under the Act, except for Avnet Europe NV/SA;

                 (s) the Company and each of the Subsidiaries have filed all material federal and state income and franchise tax returns (or obtained extensions with respect to the filing of such returns) and have paid all taxes shown thereon as currently due, and the Company has no knowledge of any material tax deficiency which has been or might be asserted against the Company or any of the Subsidiaries; all material tax liabilities are adequately provided for on the books of the Company and each of the Subsidiaries;

                 (t) the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate material patents, patent rights, licenses, trademarks, inventions, service marks, trade names, copyrights and know-how (including trade secrets and other proprietary or confidential information, systems or procedures, whether patented or unpatented) (collectively, "intellectual property") necessary to conduct the business now or proposed to be operated by them as described in the Registration Statement and in the Prospectus, and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any of such intellectual property which, if such assertion of infringement or conflict were sustained, would result, singly or in the aggregate, in any Material Adverse Effect;


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                 (u)       except as described in the Registration Statement and
         the Prospectus, (i) the operations of the Company and its Subsidiaries are in compliance with all applicable environmental laws, except where the failure to comply with such laws, individually or in the aggregate, could not be expected to have a Material Adverse Effect, (ii) the Company and its Subsidiaries have obtained all environmental, health and safety permits, licenses and approvals necessary for its operation, all such permits, licenses and approvals are in effect and the Company and its Subsidiaries are in compliance with the terms and conditions thereof, except where the failure to so obtain, keep in effect and comply with such permits, licenses and approvals, whether individually or in the aggregate, could not be expected to have a Material Adverse Effect, (iii) with respect to any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, (a) neither the Company nor any such Subsidiary is subject to any judicial or administrative proceeding or any order from or agreement with any governmental authority (collectively, "Proceedings"), and (b) the Company does not have knowledge of any pending or threatened investigation by any governmental authority (collectively, "Investigations") relating to any violation or alleged violation of any environmental law, any release or threatened release of a hazardous material into the environment, or any remedial action that may be necessary in connection with any such violation or release, except for such Proceedings or Investigations which, whether individually or in the aggregate, could not be expected to have a Material Adverse Effect,
         (iv) neither the Company nor any such Subsidiary has filed any notice under any environmental law indicating past or present treatment, storage, disposal or release of a hazardous material into the environment in a manner that is not in compliance with, or which could result in liability under, applicable environmental laws, except where such non-compliance or liability, whether individually or in the aggregate, could not be expected to have a Material Adverse Effect, (v) neither the Company nor any such Subsidiary has received notice of a claim that it may be subject to liability (a "Notice") as a result of a release or threatened release of hazardous material, except for such Notice which, whether individually or in the aggregate, could not be expected to have a Material Adverse Effect, and (vi) there are no events, circumstances or conditions that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products or any environmental law, except for events, circumstances and conditions which, individually or in the aggregate, could not be expected to have a Material Adverse Effect, and to the best of the Company's knowledge, there is no reasonable basis for any such order, action, suit or proceeding with respect to any environmental law which could be expected to have a Material Adverse Effect;


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                 (v)       the Company is not an "investment company" or an
         affiliated person of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder; (the "Investment Company Act") and

                 (w) to the best knowledge of the Company, no labor problem exists with employees of the Company or any of its Subsidiaries or is imminent that could have a Material Adverse Effect.

         4.       Certain Covenants of the Company: The Company hereby agrees:

                 (a) to furnish such information as may be reasonably required by and otherwise to cooperate with, the Representatives in qualifying the Securities for offering and sale under the securities or blue sky laws of such states as the Representatives may designate (including the provisions of Florida blue sky law, if requested, relating to issuers doing business with Cuba) and to maintain such qualifications in effect as long as required for the distribution of the Securities, provided that the Company shall not be required to qualify as a foreign corporation or a dealer or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Securities) or to take any action which would or could subject the Company to taxation in any state where it is not now so subject; and to promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                 (b) to make available to the Representatives in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act;

                 (c) that the Company will use its best efforts to cause any amendment of the Registration Statement to become effective promptly. The Company will not file any amendment to the Registration Statement or amendment or supplement to the Prospectus relating to the Securities to which the Underwriters of such series shall object in writing after a reasonable opportunity to review the same. Subject to the foregoing sentence, the Company will cause each Prospectus supplement relating to the Securities to be filed with the Commission pursuant to the applicable paragraph of Rule 424 within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (A) when any Prospectus supplement relating to the Securities shall have been filed with the Commission pursuant to Rule 424, (B) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed with the Commission or become effective, (C) of any request by the Commission for any amendment of the Registration Statement or


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         supplement to the Prospectus or for any additional information, (D) of the receipt by the Company of any notification of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of any Prospectus or Prospectus supplement or, if the Company has knowledge, of the institution or threat of any proceeding for that purpose and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or, if the Company has knowledge, of the initiation or threat of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order or of any order suspending or preventing any such use and, if issued, to obtain as soon as possible the withdrawal thereof;

                  (d) to furnish to the Representatives and, upon request, to each of the other Underwriters for a period of three years from the date of each Pricing Agreement (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and (iii) such other information as the Representatives may reasonably request regarding the Company or its Subsidiaries;

                  (e) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Securities is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Representatives a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

                  (f) that, as soon as practicable after the date of each Pricing Agreement, the Company will make generally available to the holders of Shares an earnings statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 under the Act;

                  (g) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

                  (h) if the Securities being purchased are Shares, to use its reasonable efforts to effect the listing of the Shares prior to the Closing Date on the New York Stock Exchange and the Pacific Exchange; and

                  (i) to pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof and (iv) below) in connection with (i) the preparation and filing of the Registration Statement, each preliminary prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance, execution,


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         authentication and delivery of the Securities, (iii) the printing of the Pricing Agreement (including these Provisions), an Agreement Among Underwriters, any dealer agreements, any Powers of Attorney, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Securities on any securities exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Securities by the National Association of Securities Dealers, Inc. (the "NASD"), and (vii) the performance of the Company's other obligations hereunder.


         5. Reimbursement of Underwriters' Expenses: If the Securities to which the attached Pricing Agreement relates are not delivered for any reason other than (a) a termination of the obligations of the several Underwriters in accordance with clause (a)(ii), (a)(iii) or (a)(iv) of Section 9 hereof, or (b) a default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

         6. Conditions of Underwriters' Obligations: The several obligations of the Underwriters to purchase and pay for the Securities are subject to the accuracy of the representations and warranties on the part of the Company herein on the Representation Date and at the Closing Date (including those contained in the Pricing Agreement), to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following conditions:


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                 (a)       The Company shall furnish to the Representatives at
         the Closing Date an opinion of Carter, Ledyard & Milburn, counsel for the Company, or other counsel to the Company reasonably acceptable to the Representatives, addressed to the Underwriters and dated the Closing Date and in form satisfactory to counsel for the Underwriters, stating that:

                          (i) the Pricing Agreement (which incorporates by reference all of these Provisions) has been duly authorized, executed and delivered by the Company;

                          (ii) the Securities have been duly authorized and, following the issuance and sale thereof in accordance with the provisions of the Pricing Agreement, will be validly issued and, if such Securities are Shares, fully paid and nonassessable;

                          (iii) If the Securities are or include Stock Purchase Contracts, each Stock Purchase Contract has been duly authorized and executed and when delivered against payment therefor in accordance with the terms thereof and of the applicable Pricing Agreement, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors rights generally or by general equitable principles;

                          (iv) the Securities conform in all material respects to the summary descriptions thereof contained in the Registration Statement and Prospectus;

                          (v)       the Registration Statement and the
                  Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein and the Trustee's Statement of Eligibility on Form T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

                          (vi) the Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act;

                          (vii) no approval, authorization, consent or order of or filing with any United States Federal or New York State governmental or regulatory commission, board, body, authority or agency is required in connection with the issue or sale of the Securities by the Company as contemplated hereby, other than registration of the Securities under the Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters); and

                          (viii) the Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act.

                  In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters, at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel has not independently verified, is not passing upon and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraph (iv) above), no facts have come to the attention of such counsel, in the course of such participation, that cause it to believe that the Registration Statement, or any post-effective amendment thereto, as of the date it was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto, at the date of such Prospectus or such supplement and at all times up to and including the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus or with respect to the Trustee's Statement of Eligibility on Form T-1).

                  In rendering such opinion, counsel may state that such opinion is limited to United States Federal and New York law.

                 (b) The Company shall furnish to the Representatives at the Closing Date an opinion of David R. Birk, Senior Vice President and General Counsel for the Company, or such other counsel to the Company reasonably acceptable to the Representatives, addressed to the Underwriters and dated the Closing Date and in form satisfactory to counsel for the Underwriters, stating that:

                          (i) the Company is a corporation validly existing and in good standing under the laws of the State of New York, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus and to issue, sell and deliver the Securities as herein contemplated;

                          (ii) the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and free of statutory and contractual preemptive rights, and no holder thereof is subject to personal liability by reason of being such a holder;

                          (iii) each of the Subsidiaries organized in the United States of America is a corporation validly existing and in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business, except where the failure to be validly existing, to be in good standing, and to have such power and authority could not, individually or in the aggregate, have a Material Adverse Effect (in rendering this opinion with respect to jurisdictions other than the State of New York, such counsel may state that he is relying exclusively on certificates and other documents of public officials of such jurisdictions);

                          (iv) the Company is duly qualified to transact business as a foreign corporation in Arizona, California, Massachusetts, North Carolina and Texas (in rendering this opinion, such counsel may state that he is relying exclusively on certificates and other documents of public officials of such jurisdictions);

                          (v) to the best of such counsel's knowledge, neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (i) its charter or by-laws, (ii) any "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K promulgated under the Exchange Act) to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (iii) under any United States Federal or New York State law, regulation or rule, or under any decree, judgment or order applicable to the Company or any of its Subsidiaries;

                          (vi) the execution, delivery and performance of the Pricing Agreement and any Stock Purchase Contract, the issuance of the Securities by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provision of the charter or by-laws of the Company or any of its Subsidiaries, or (ii) under any provision of any license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (iii) under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries, except for, in the case of clause (i) above, conflicts, breaches and defaults of Non-Material Subsidiaries which, individually or in the aggregate, could not be expected to have a Material Adverse Effect, and except for, in the case of clauses (ii) and (iii) above, conflicts, breaches and defaults which, individually or in the aggregate, could not be expected to have a Material Adverse Effect;

                          (vii) to the best of such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described;

                          (viii) to the best of such counsel's knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity or before or by any commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described;

                          (ix) the documents incorporated by reference in the Registration Statement and Prospectus, when they were filed (or, if an amendment with respect to any such document was filed when such amendment was filed), complied as to form in all material respects with the requirements of the Exchange Act and the rules thereunder (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein and the Trustee's Statement of Eligibility on Form T-1, as to which such counsel need express no opinion);

                  (c) The Representatives shall have received from the Company's independent public accountants letters dated, respectively, as of the Representation Date and the Closing Date, and addressed to the Underwriters in form and substance reasonably satisfactory to the Representatives.

                  (d) The Representatives shall have received at the Closing Date the favorable opinion of counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

                  (e) Prior to the Closing Date (i) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (f) Between the Representation Date and the Closing Date, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

                  (g) The Company will, at the Closing Date, deliver to the Representatives a certificate of two of its executive officers to the effect that the representations and warranties of the Company set forth in Section 3 of this Agreement and the conditions set forth in subsections (e) and subsection (f) of this Section 6 have been met and are true and correct as of such date.

                  (h) The Company shall have furnished to the Representatives such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the Closing Date as the Representatives may reasonably request.

                  (i) The Company shall perform such of its obligations under these Provisions and the Pricing Agreement as are to be performed by the terms hereof and thereof at or before the Closing Date.

                  (j) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

                  (k) At the Closing Date, counsel for the Underwriters shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

                  (l) On the Closing Date, the Securities (if such Securities are Shares) shall have been approved for listing on the New York Stock Exchange and the Pacific Exchange, subject only to official notice of issuance, if and as specified in the applicable Pricing Agreement.

         7.       Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

                           (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) under the Act (the "Rule 430A Information") or Rule 434 under the Act (the "Rule 434 Information"), if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

                           (iii) against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

         provided, however, that the indemnity provided in this Section 7(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) (the "Furnished Information"); and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity provided in this Section 7(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Securities concerned to the extent that (i) any such loss, claim, damage, liability or expense of such Underwriter and its affiliates results from the fact that a copy of the final Prospectus (excluding documents incorporated by reference) was not sent or given to such person at or prior to the written confirmation of sale of such Securities as required by the Act, and (ii) the untrue statement or omission has been corrected in the final Prospectus; and provided, further, that the indemnity provided in this Section 7(a) shall be limited, to the extent it applies to fees and disbursements of counsel, to reasonable amounts of such fees and disbursements.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Furnished Information, which the Underwriters agree to identify by letter to the Company dated each Closing Date.

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section

         7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or
         Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
         Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

         8        Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to the applicable Pricing Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the

Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to the applicable Pricing Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the term sheet, bear to the aggregate initial public offering price of such Securities as set forth on such cover.

         The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number or aggregate principal amount, as the case may be, of Securities set forth opposite their respective names in the applicable Pricing Agreement, and not joint.

         9.       Termination.

                  (a) The Representatives may terminate the applicable Pricing Agreement, by notice to the Company, at any time at or prior to the Closing Date, if (i) there has been, since the Representation Date or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities.

                  (b) If these Provisions or the applicable Pricing Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 3, 7, 8 and 9 shall survive such termination and remain in full force and effect.

         10. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, at their addresses furnished to the Company in the Pricing Agreement for the purpose of communications hereunder and, if to the Company, shall be sufficient in all respects if delivered or telefaxed to the Company at the offices of the Company at 2211 South 47th Street, Phoenix, Arizona 85034,
Attention: Mr. Raymond Sadowski (fax no. (480) 643-7929).

         11. Construction: These Provisions and the Pricing Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in these Provisions have been inserted as a matter of convenience of reference and are not a part of these Provisions.

         12. Parties at Interest: The agreements set forth herein and in the Pricing Agreement have been and are made solely for the benefit of the Underwriters and the Company and the controlling persons, directors and officers referred to in Sections 7 and 8 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of these Provisions or the Pricing Agreement.

                                   SCHEDULE A

         JURISDICTIONS IN WHICH AVNET, INC. IS INCORPORATED OR QUALIFIED

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Rhode Island, Tennessee, Texas, Utah, Washington, Wisconsin

                                  AVNET, INC.

                                  COMMON STOCK
                                PRICING AGREEMENT

                                                                      , 200_

Avnet, Inc.
2211 South 47th Street
Phoenix, Arizona 85034

Attention:

Ladies and Gentlemen:

         Referring to the Common Stock of Avnet, Inc. (the "Company") covered by the Registration Statement on Form S-3 (No. 333-_____) filed by the Company, on the basis of the representations, warranties and agreements contained in this Agreement and in the Company's Standard Underwriting Agreement Provisions attached hereto (the "Standard Underwriting Agreement"), and subject to the terms and conditions set forth herein and therein, the Underwriters named on
Schedule I hereto ("Underwriters") agree to purchase, severally and not jointly, and the Company agrees to sell to the Underwriters, an aggregate of _____ [state title of securities] (the "Shares") in the respective amounts set forth opposite the names of the Underwriters on Schedule I hereto.

         The public offering price for the Shares, as set forth on the cover page of the Prospectus Supplement relating thereto, shall be $________ per Share. The price at which the Shares shall be purchased from the Company by the Underwriters shall be $_____ per share. The Shares will be offered as set forth in the Prospectus Supplement relating thereto.

         Closing:           A.M. on                 , 200_, at
                               , in same day funds.


         Name[s] and Address[es] of Representative[s]:


         The provisions contained in the Standard Underwriting Agreement Provisions, a copy of which has been filed as Exhibit 1.2 to Registration No. 333-_____, are incorporated herein by reference.

         A global certificate representing all of the Shares will be made available for inspection at the office of ___________________, at least 24 hours prior to the Closing Date.

         We represent that we are authorized to act for the several Underwriters named in Schedule I hereto in connection with this financing and any action under this agreement by any of us will be binding upon all the Underwriters.

         This Pricing Agreement may be executed in one or more counterparts, all of which counterparts shall constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                          Very truly yours,

                                          [NAMES OF REPRESENTATIVES]
                                          On behalf of themselves and
                                             as Representatives of the
                                             Several Underwriters

                                          By_____________________________

                                          By_____________________________
                                          Name:
                                          Title:

The foregoing Pricing Agreement
is hereby confirmed as of the
date first above written

AVNET, INC.


By__________________________
  Name:
  Title: